Exhibit 4.4(i)

TCPH

Renewable Unsecured Subordinated Note Subscription Agreement

To purchase a renewable unsecured subordinated note(s), please complete both sides of this form and write a check made payable to Twin Cities power Holdings, LLC. Mail this form, your check and any other documents requested below in the enclosed postage-prepaid business reply envelope. If you use your own envelope, please mail your investment to: Twin Cities Power Holdings, LLC, PO Box 4126, Hopkins, MN 55343. If you have any questions, please call 888-955-3385.

NOTE PURCHASE AMOUNT (minimum principal amount $1,000 per note)

INTEREST PAYMENT SCHEDULE (Please select one for each note)
Note Term	Principal Amount	Monthly*	Quarterly	semi-Annually	Annually	Maturity
Three Month	$	☐	☐	N/A	N/A	☐
Six Month	$	☐	☐	☐	N/A	☐
One Year	$	☐	☐	☐	☐	☐
Two Year	$	☐	☐	☐	☐	☐
Three Year	$	☐	☐	☐	☐	☐
Four Year	$	☐	☐	☐	☐	☐
Five Year	$	☐	☐	☐	☐	☐
Ten Year	$	☐	☐	☐	☐	☐
Total	$

*Monthly interest payment date (e.g. 1st, 15th, etc.)                                                 .

Form of Ownership (please select one)
☐	Individual Investor (with optional beneficiary)	☐	Custodian for a Minor

☐	Joint Tenants with Right of Survivorship	☐

Other IRA, SEP, 40l(k), 403(b), Keogh, trust, corporation, partnership, etc.

(Please include with this form a trust resolution or the appropriate corporation or partnership documents authorizing you to make this investment.)

Note Purchaser (please circle one)

Full Name of Individual Investor/First Joint Tenant/Minor/Entity/Administrator/Trustee

/ /
First Name	Middle Name	Last Name	Social Security Number/Tax ID Number	Date of Birth (if applicable)

Occupation:	Age:

Full Name of Beneficiary/Second Joint Tenant/Custodian/Transfer on Death (please circle one if applicable)

/ /
First Name	Middle Name	Last Name	Social Security Number/Tax ID Number	Date of Birth (not required for custodians)

Primary Address (Original correspondence will be sent to this address.)			Secondary Address (Optional—copies of correspondence will be sent in this address.)

Individual Investor, IRA Administrator, Trustee, Custodian, partnership, etc.			Beneficiary, IRA Owner, Joint Tenant, Partner, etc.

Address			Address

City	State	Zip	City	State	Zip

Daytime Phone (Include Area Code)	E-mail Address		Daytime Phone (Include Area Code)	E-mail Address

What is your approximate net worth, excluding the value of your primary residence, furnishings, and personal automobiles and the debt secured by these items (to the extent such debt does not exceed the value)? $________

What is your annual income? $________

What percent of your net worth is currently invested in securities (stocks, bonds, notes, LLC or partnership interests) that are not traded on a stock exchange or NASDAQ?________%

Password When you call about your investment you may be asked to verify your identification by answering the following question:

What is your mother’s maiden name?____________

Direct Deposit TCPH will electronically deposit your principal and interest payments directly into the account listed in the Direct Deposit section on the reverse side of this form, please complete and sign the reverse side of this form for automatic deposit to either your checking or savings account.

SUBSTITUTE FORM W-9 CERTIFICATION Under penalties of perjury, I hereby declare and certify that: (i) the social security number or tax identification number listed above is correct (or I am waiting for a number to be issued to me); (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person (as defined in the IRS Instructions to Form W-9).

Certification instructions. You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

SIGN HERE		SIGN HERE

Signature of Individual Investor/First Joint Tenant/Custodian/Authorized Person	Date	Signature of Second Joint Tenant (if applicable)	Date

ADDITIONAL CERTIFICATION Under penalties of perjury, I hereby declare and certify that: (i) I am a bona fide resident of the state listed in the primary mailing address; (ii) I have received and read the prospectus provided by Twin Cities Power Holdings, LLC and understand the risks related to the notes and to the company; (iii) neither Twin Cities Power Holdings, LLC, its affiliates or agents have recommended this investment to me or given me investment, legal or tax advice regarding the notes or the company’s creditworthiness; (iv) I have independently determined that this investment is suitable for me without relying on such advice from Twin Cities Power Holdings, LLC or its affiliates or agents; (v) the notes are illiquid due to significant transfer restrictions and the lack of a secondary market; (vi) the notes are obligations of Twin Cities Power Holdings, LLC only, they are not bank certificates of deposit and they are not guaranteed or insured by the FDIC or any other entity; (vii) I risk the loss of my entire principal amount and all accrued but unpaid interest when purchasing the notes and have the financial ability to withstand these losses; and (viii) I am purchasing the notes to fulfill my investment objective of earning current taxable interest income. I understand that my purchase offer is subject to the terms contained in the prospectus and to state securities regulations, may be rejected in whole or in part and will not become effective until accepted by Twin Cities Power Holdings, LLC.

SIGN HERE		SIGN HERE

Signature of Individual Investor/First Joint Tenant/Custodian/Authorized Person	Date	Signature of Second Joint Tenant (if applicable)	Date

(please complete reverse side)

Office Use Only	TCPH ________	RLLC _______	DATE ______________

TCPH

DIRECT DEPOSIT

Direct Deposit Account Information (please check one)

☐            I currently receive or have received direct deposit payments for other notes purchased from Twin Cities Power Holdings, LLC. Please deposit all principal and interest payments for this new note into the same account.

☐            Please deposit my principal and interest payments into the same checking account that I am using to make this investment. The correct account information is listed on the enclosed check that I am using to purchase this note.

☐            Please deposit my principal and interest payments into the account listed below. (If this is a checking account, please attach a VOIDED check to the bottom of this form. If this is a savings account, please confirm the bank routing number and the account number with your financial institution.)

Account Owner Name(s)

	☐ Checking	☐ Savings	☐ Other
Account Number

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
Bank Routing Number (9 digits)	Bank Name	Branch Location

Some financial institutions (e.g., brokerage firms, custodians, mutual savings banks, credit unions, money market funds, etc.) also require “for further credit” information to correctly identify direct deposit accounts. If your financial institution requires this additional information, please list it below. If you are unsure if this additional information is required, please call your financial institution.

For further credit: ____________________________

Direct Deposit Authorization

As the investor of record and authorized signatory of the account listed above, I hereby authorize Twin Cities Power Holdings, LLC, its affiliates, or its agents (collectively referred to hereinafter as “TCPH”) to deposit interest and principal payments owed to me, by initiating credit entries in the account to my financial institution listed on this form. Further, I authorize my financial institution to accept and to credit any credit entries initiated by TCPH to the listed account. In the event of an erroneous credit entry, I also authorize TCPH to debit the account for an amount not to exceed the original amount of the erroneous credit.

This authorization is to remain in full force and effect until TCPH and my financial institution have received written notice from me of its termination in such time and in such manner as to afford TCPH and my financial institution reasonable opportunity to act on it. In the event the listed account is closed, I will promptly notify TCPH of an alternate account into which payments can be made.

SIGN HERE

Authorized Signature	Date

Mail to:

TWIN CITIES POWER HOLDINGS, LLC

PO Box 4126

Hopkins, MN 55343

ATTACH VOIDED CHECK HERE